UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________________

FORM 8-K
_____________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2021
AMN HEALTHCARE SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-16753	06-1500476
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8840 Cypress Waters Boulevard, Suite 300
Dallas, Texas 75019
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (866) 871-8519
NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMN	NYSE

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Section 8—Other Events

Item 8.01.	Other Events.
The Board of Directors (the "Board") of AMN Healthcare Services, Inc. (the "Company") approved an increase to its share repurchase program under which the Company may repurchase up to an additional $150 million of its common stock, in addition to the $150 million previously authorized by the Board on November 1, 2016 (collectively, the "Increased Company Repurchase Program"). Since 2016, the Company has repurchased 2,561,546 shares of its common stock at an average price of $46.48 per share, resulting in an aggregate purchase price of approximately $119.1 million. As a result, the total maximum dollar value of common stock that may yet to be purchased under the Increased Company Repurchase Program is approximately $180.9 million.

The amount and timing of the purchases will depend on a number of factors including the price of the Company's shares, trading volume, Company performance, Company liquidity, general economic and market conditions and other factors that the Company's management believes are relevant. The Increased Company Repurchase Program does not require the purchase of any minimum number of shares, does not have an expiration date, and may be suspended or discontinued at any time.

Repurchases may be made from cash on hand, free cash flow generated from the Company's business or from the Company's credit facilities. Repurchases may be made from time to time through open market purchases or privately negotiated transactions. Repurchases may also be made pursuant to one or more plans established pursuant to Rule 10b5-1 under the Exchange Act, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading restrictions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

Date: November 10, 2021	By:	/s/ Susan R. Salka
Susan R. Salka
President & Chief Executive Officer